EXHIBIT 10.9
                                  CYNET, INC.

                               WARRANT AGREEMENT

                                                          Date: April 13, 1998

      CyNet, Inc., a Texas corporation ("Company"), for value received, hereby agrees to issue stock purchase warrants entitling Ray C. Davis to purchase an aggregate of 2,000,000 shares of the Company's Class A common stock, no par value ("Common Stock"). Such warrants are evidenced by warrant certificates in the form attached hereto as Exhibit A (each such instrument being hereinafter referred to as a "Warrant," and each Warrant and all instruments hereafter issued in replacement, substitution, combination or subdivision thereof being hereinafter collectively referred to as the "Warrants"). The Warrants are issued as an inducement for you to enter into that certain Employment Agreement, of even date herewith, between you and the Company. The number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment as provided in Section 5 below. The Warrants will be exercisable by you or any other Warrant holder (as defined below) as to all or any lesser number of shares of Common Stock covered thereby, at an initial Purchase Price of $1.00 per share, subject to adjustment as provided in Section 5 below, for the exercise period defined in Section 3(a) below. The term "Warrant holder" refers to the person whose name appears on the signature page of this agreement and any transferee or transferees of any of them permitted by Section 2(a) below.

1.    REPRESENTATIONS AND WARRANTIES.

      The Company represents and warrants to you as follows:

      (a) CORPORATE AND OTHER ACTION. The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action, to authorize, execute, deliver and perform this Warrant Agreement, to execute, issue, sell and deliver the Warrants and a certificate or certificates evidencing the Warrants, to authorize and reserve for issue and, upon payment from time to time of the Purchase Price, to issue, sell and deliver, the shares of the Common Stock issuable upon exercise of the Warrants ("Shares"), and to perform all of its obligations under this Warrant Agreement and the Warrants. The Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued and outstanding, fully paid and nonassessable and free of all liens, claims, encumbrances and preemptive rights. This Warrant Agreement and, when issued, each Warrant issued pursuant hereto, has been or will be duly executed and delivered by the Company and is or will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. No authorization, approval, consent or other order of any governmental entity, regulatory authority or other third party is required for such authorization, execution, delivery, performance, issue or sale.

      (b) NO VIOLATION. The execution and delivery of this Warrant Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions of this Warrant Agreement and of the Warrants will not conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any statute, the Articles of
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Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, or any other agreement, understanding, instrument, judgment, decree, order, statute, rule or regulation to which the Company is a party or by which it is bound.

      2.    TRANSFER; REGISTRATION RIGHTS.

      (a) TRANSFERABILITY OF WARRANTS. You agree that the Warrants are being acquired as an investment and not with a view to distribution thereof and that the Warrants may not be transferred, sold, assigned or hypothecated except as provided herein. You further acknowledge that the Warrants may not be transferred, sold, assigned or hypothecated unless pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended ("Act"), setting forth the terms of such offering and other pertinent data with respect thereto, or unless you have provided the Company with an acceptable opinion from acceptable counsel that such registration is not required. Certificates representing the Warrants shall bear an appropriate legend.

      (b) TRANSFERABILITY OF SHARES. You agree not to make any sale or other disposition of the Shares except pursuant to a registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and commissions and any other pertinent data with respect thereto, unless you have provided the Company with an acceptable opinion of counsel acceptable to the Company that such registration is not required. Certificates representing the Shares, which are not registered as provided in
Section 2, shall bear an appropriate legend and be subject to a "stop-transfer" order.

      (c) REGISTRATION RIGHTS. If, at any time after one year from the date hereof, the Company shall file a registration statement under the Securities Act (other than (i) on Form S-4 or S-8 or any successor or similar form, (ii) in connection with an initial public offering of the Common Stock or before (but not in connection with) an initial public offering, (iii) relating to any capital stock of the Company under options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company, or any of its subsidiaries or affiliates, (iv) filed pursuant to Rule 145 under the Act or any successor or similar provision,
(v) relating to any employee benefit plan or interests therein, or (vi) relating principally to preferred stock or debt securities of the Company), the Company shall give written notice thereof to the Warrant holder. Upon written notice from the Warrant holder, received by the Company within the time period (not fewer than five (5) days) specified in such notice, that the holder desires that the Company include the Shares in such registration statement (which request shall specify the number of Shares which such holder desires to include in such registration statement), the Company shall use its best efforts to include all or a portion of the Shares in such registration statement, subject to such conditions as may be determined by the Company. The Warrant holder shall be permitted to withdraw all or any part of the Shares from such registration statement prior to the effective date of such registration. If such registration statement is filed in connection with an underwritten offering on behalf of the Company (a "PRIMARY REGISTRATION"), the Warrant holder may sell, at the sole discretion of the Company, all or part of the Shares included in the registration statement on the same terms and conditions that apply to the other securities being issued and sold by the Company. If such

WARRANT AGREEMENT                                                    PAGE 2
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registration statement is filed in connection with an underwritten secondary registration on behalf of other holders of the Company's securities (a "SECONDARY REGISTRATION"), the Warrant holder may sell, at the sole discretion of the Company, all or part of the Shares included in the registration statement on the same terms and conditions that apply to the securities being sold by the person or persons who initiated the Secondary Registration. If, however, the Company, in its sole discretion, concludes before the effectiveness of such registration statement that to include all or part of the Shares requested by the Warrant holder in any registration would be detrimental to any offering of securities by the Company or otherwise not in the best interest of the Company, the number of Shares to be included in the registration may be reduced (or eliminated) to the extent deemed appropriate in the sole discretion of the Company.

                  With respect to any registration of Shares under the Act pursuant to of this Section 2(c), the Company shall pay all expenses incurred by it in effecting such registration (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and expenses of special audits incident to or required by any such registration); PROVIDED, HOWEVER, that the Company shall not be required to pay (i) the fees and expenses of counsel or other advisors for the Warrant holder, (ii) underwriting discounts and commissions relating to any of the Shares to be registered or (iii) premiums on insurance required by any underwriter insofar as such premiums relate to the offering of the Shares.

      (d) INFORMATION. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2(c) that the holder of the Shares to be registered under each such registration shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request in connection with the action to be taken by the Company. In no event shall the Company be required (i) to amend any registration statement filed pursuant to
Section 2(c) after it has become effective, or to amend or supplement any prospectus to permit the continued disposition of the securities registered under any registration statement, or (ii) to execute a general consent to service in process or to qualify to do business in any state in connection with the qualification of the Shares for sale under state securities laws.

      (e) ADDITIONAL AGREEMENTS. The Warrant holder hereby covenants and agrees with the Company as follows:

            (i) The Warrant holder acknowledges being informed that this Warrant or the Shares must held by the holder indefinitely unless the Warrants or Shares are registered for sale by the Holder under the Act or an exemption from such registration is available. The Warrant holder understands that any routine sale of the Shares made in reliance upon Rule 144 promulgated under the Act can be made only in limited amounts after the expiration of a period of one year from the date of receipt of the Warrant and otherwise in accordance with the terms and conditions of Rule 144, and further understands that in the event that the exemption from registration provided by Rule 144 is not available, compliance with some other exemption under the Act will be required in the absence of registration.


WARRANT AGREEMENT                                                    PAGE 3
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            (ii) The Company may instruct its transfer agents not to transfer any of the Shares unless the transfer agents have been advised by the Company or otherwise have been satisfied that the Warrant holder has complied with the provisions above-described.

            (iii) The Warrant holder understands that the Company has not covenanted and is not obligated to furnish a registration statement under the Act covering the Warrants or the Shares, to file a notification under any regulations promulgated pursuant to the with respect to the Warrants or the Shares, or to take any other action that would make available an exemption from registration, except as set forth in Section 2(b). The Company covenants and agrees that it will use its best efforts to make publicly available, from time to time, such information as will permit the Holder to comply with the requirements of Rule 144 relating to current public information, that it will upon request furnish the Warrant holder a written certificate relating to its compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended, and the regulations and rules thereunder and that it will otherwise cooperate in good faith with the Warrant holder in connection with any sale under Rule 144.

3.    EXERCISE OF WARRANTS, PARTIAL EXERCISE.

      (a) EXERCISE PERIOD. Subject to the terms of this Section 3(a), each Warrant is exercisable at any time on or after the date hereof and shall expire and all rights hereunder shall be extinguished upon the close of business on April 13, 2003.

      (b) EXERCISE IN FULL. Subject to Section 3(a), Warrants may be exercised in full by the Warrant holder by surrender of the Warrants, with the form of subscription at the end thereof duly executed by such Warrant holder, to the Company at its principal office in Houston, Texas, Attention: President, accompanied by payment as determined by 3(d) below, in the amount obtained by multiplying the number of shares of the Common Stock represented by the respective Warrant or Warrants by the Purchase Price per share (after giving effect to any adjustments as provided in Section 5 below).

      (c) PARTIAL EXERCISE. Subject to Section 3(a), each Warrant may be exercised in part by the Warrant holder by surrender of the Warrant, with the form of subscription at the end thereof duly executed by such Warrant holder, in the manner and at the place provided in Section 3(b) above, accompanied by payment as determined by 3(d) below, in amount obtained by multiplying the number of shares of the Common Stock designated by the Warrant holder in the form of subscription attached to the Warrant by the Purchase Price per share (after giving effect to any adjustments as provided in Section 5 below). Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Warrant holder a new Warrant of like tenor, in the name of the Warrant holder subject to Section 2(a), calling in the aggregate for the purchase of the number of shares of the Common Stock equal to the number of such shares called for on the face of the respective Warrant (after giving effect to any adjustment herein as provided in Section 5 below) minus the number of such shares designated by the Warrant holder in the aforementioned form of subscription.

WARRANT AGREEMENT                                                    PAGE 4
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      (d)   PAYMENT OF EXERCISE PRICE.

      Payment of the Exercise Price may be made by any of the following, or a combination thereof, at the election of Warrant holder:

            (i)   cash, certified check or cashier's check or wire transfer; or

            (ii) surrender of the Warrants at the principal office of the Company together with notice of election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                        X = Y (A-B)/A

      where: X = the number of shares of Common Stock to be issued to Holder (not to exceed the number of shares set forth on the cover page of this Warrant Agreement, as adjusted pursuant to the provisions of Section 5 of this Warrant Agreement).

                  Y = the number of shares of Common Stock for which the Warrant is being exercised.

                  A = the Market Price of one share of Common Stock (for purposes of this Section 3(d), the "Market Price" shall be defined as the average closing price of the Common Stock (if actual sales price information on any trading day is not available, the closing bid price shall be used) for the five trading days prior to the Date of Exercise of this Warrant (the "Average Closing Bid Price"), as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the Common Stock is not traded on NASDAQ, the Average Closing Bid Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Bid Price on such exchange; and, provided further, that if the Common Stock is not quoted or listed by any organization, the fair value of the Common Stock, as determined by the board of directors of the Company, whose determination shall be conclusive, shall be used).

                  B = the Exercise Price.

4. DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

      Any exercise of the Warrants pursuant to Section 3 shall be deemed to have been effected immediately prior to the close of business on the date on which the Warrants together with the subscription form and the payment for the aggregate Purchase Price shall have been received by the Company. At such time, the person or persons in whose name or names any certificate or certificates

WARRANT AGREEMENT                                                    PAGE 5
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representing the Shares or Other Securities (as defined below) shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares or Other Securities so purchased. As soon as practicable after the exercise of any Warrant in full or in part, and in any event within 10 business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to the purchasing Warrant holder, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock or Other Securities to which such Warrant holder shall be entitled upon such exercise, plus in lieu of any fractional share to which such Warrant holder would otherwise be entitled, cash in an amount determined pursuant to Section 6(e). The term "Other Securities" refers to any stock (other than Common Stock), other securities or assets (including cash) of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 below or otherwise.

5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES PURCHASABLE.

      The Purchase Price and the number of Shares are subject to adjustment from time to time as set forth in this Section 5.

      (a) In case the Company shall at any time after the date of this Agreement
(i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Common Stock into a smaller number of Common Stock, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case the Purchase Price, and the number and kind of Shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of Shares which, if such Warrant had been exercised immediately prior to such record date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) No adjustment in the Purchase Price shall be required if such adjustment is less than $.05; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

      (c) Upon each adjustment of the Purchase Price as a result of the calculations made in subsection (a) of this Section 5, each Warrant outstanding prior to the making of the adjustment in the Purchase Price shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest thousandth) obtained by (i) multiplying the number of

WARRANT AGREEMENT                                                    PAGE 6
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Shares purchasable upon exercise of a Warrant immediately prior to adjustment of the number of Shares by the Purchase Price in effect prior to adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

6. FURTHER COVENANTS OF THE COMPANY.

      (a) DILUTION OR IMPAIRMENTS. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger or dissolution, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company:

            (i) shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants and shall take all necessary actions to ensure that the par value per share, if any, of the Common Stock (or Other Securities) is at all times equal to or less than the then effective Purchase Price per share; and

            (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Other Securities upon the exercise of the Warrants from time to time outstanding.

      (b) TITLE TO STOCK. All shares of Common Stock delivered upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable; each Warrant holder shall, upon such delivery, receive good and marketable title to the Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

      (c) EXCHANGE OF WARRANTS. Subject to Section 2(a) hereof, upon surrender for exchange of any Warrant to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Warrant or like tenor, in the name of such holder or as such holder (upon payment by such Warrant holder of any applicable transfer taxes) may direct, calling in the aggregate for the purchase of the number of shares of the Common Stock called for on the face or faces of the Warrant or Warrants so surrendered. The Warrants and all rights thereunder are transferable in whole or in part upon the books of the Company by the registered holder thereof, subject to the provisions of Section 2(a), in person or by duly authorized attorney, upon surrender of the Warrant, duly endorsed, at the principal office of the Company.

      (d) REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and

WARRANT AGREEMENT                                                    PAGE 7
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amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at the expense of the Warrant holder, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      (e) FRACTIONAL SHARES. No fractional Shares are to be issued upon the exercise of any Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount as determined by the Board of Directors.

7. OTHER WARRANT HOLDERS; HOLDERS OF SHARES.

      The Warrants are issued upon the following terms, to all of which each Warrant holder by the taking thereof consents and agrees: (a) any person who shall become a transferee, within the limitations on transfer imposed by Section 2(a) hereof, of a Warrant properly endorsed shall take such Warrant subject to the provisions of Section 2(a) hereof and thereupon shall be authorized to represent himself as absolute owner thereof and, subject to the restrictions contained in this Warrant Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted BONA FIDE purchaser for value; (b) any person who shall become a holder or owner of Shares shall take such shares subject to the provisions of Section 2(b) hereof; (c) each prior taker or owner waives and renounces all of his equities or rights in such Warrant in favor of each such permitted BONA FIDE purchaser, and each such permitted BONA FIDE purchaser shall acquire absolute title thereto and to all rights presented thereby; and (d) until such time as the respective Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

8.    MISCELLANEOUS.

      All notices, certificates and other communications from or at the request of the Company to any Warrant holder shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Warrant holder, or, until an address is so furnished, to the address of the last holder of such Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Warrant Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto as exhibits, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.


WARRANT AGREEMENT                                                    PAGE 8
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      IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed as of April 13, in Houston, Texas, by its proper corporate officers, thereunto duly authorized.

                                    CYNET, INC.


                                    By:/s/VINCENT W. BEALE, SR.
                                          VINCENT W. BEALE, SR., President

The above Warrant Agreement is confirmed as of the date set forth above.


/s/RAY C. DAVIS
   Ray C. Davis

WARRANT AGREEMENT                                                    PAGE 9
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                                                                     EXHIBIT A
                                   WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER: (A) THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3 AND 4 OF SUCH ACT AND REGULATION D PROMULGATED THEREUNDER; OR (B) ANY STATE SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THESE WARRANTS MUST BE ACQUIRED FOR INVESTMENT ONLY FOR THE ACCOUNT OF THE INVESTOR, AND NEITHER THE WARRANTS NOR THE UNDERLYING STOCK MAY BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE SECURITIES AND OTHER LAWS.

Warrant No. _____                                                  To Purchase
                                                               _____ Shares of
                                                                  Common Stock
                                  CYNET, INC.
                     Incorporated Under the Laws of Texas

      This certifies that, for value received, the hereafter named registered owner is entitled, subject to the terms and conditions of this Warrant, until the expiration date, to purchase the number of shares set forth above of the common stock ("Common Stock"), of CyNet, Inc. ("Corporation") from the Corporation at the purchase price per share hereafter set forth, on delivery of this Warrant to the Corporation with the exercise form duly executed and payment of the purchase price (in cash or by certified or bank cashier's check payable to the order of the Corporation) for each share purchased. This Warrant is subject to the terms of the Warrant Agreement between the parties thereto dated as of ____________, the terms of which are hereby incorporated herein. Reference is hereby made to such Warrant Agreement for a further statement of the rights of the holder of this Warrant.

Registered Owner: ____________________                      Date: ____________

Purchase Price
    Per Share:    $___________________

Expiration  Date Subject to Section 3(a) of the Warrant Agreement, 5:00 p.m.
            Houston time on ____________.

      WITNESS the signature of the Corporation's authorized officer:

                                    CYNET, INC.


                                    By:    __________________________________
                                           ________________, President

                             FORM OF SUBSCRIPTION
                 (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)


To CyNet, Inc.:

      The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________* shares of Common Stock of CyNet, Inc. and herewith makes payment of $_______________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:_______________


                                    __________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the enclosed Warrant)


                                    __________________________________________
                                    (Address)





----------------------

(*) Insert here the number of shares called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised, in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be delivered upon exercise.

                             FORM OF ASSIGNMENT

      For value received, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the enclosed Warrant to purchase _______________ shares of Common Stock of CyNet, Inc. to which the enclosed Warrant relates, and appoints _______________________ Attorney to transfer such right on the books of CyNet, Inc.
with full power of substitution in the premises.

      The undersigned represents and warrants that the transfer of the enclosed Warrant is permitted by the terms of the Warrant Agreement pursuant to which the enclosed Warrant has been issued, and the transferee hereof, by his acceptance of this Agreement, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.

Dated:_______________


                                    __________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the enclosed Warrant)



                                    __________________________________________
                                    (Address)

Signed in the presence of: